Eastside Distilling, Inc. Announces Pricing of Follow-on Public Offering and Listing on the NASDAQ Capital Market

PORTLAND, Ore., August 10, 2017 – Eastside Distilling, Inc. (NASDAQ: ESDI) (“Eastside” or the “Company”), today announced the pricing of an underwritten public offering of 1,200,000 units consisting of 1,200,000 shares of its common stock and warrants (the “Warrants”) to purchase up to an aggregate of 1,200,000 shares of its common stock (each, a “Unit”) at a public offering price of $4.50 per Unit. The warrants will have a per share exercise price of $5.40, are exercisable immediately and will expire five years from the date of issuance. The gross proceeds to Eastside from this offering are expected to be approximately $5.4 million, before deducting underwriting discounts and commissions and other estimated offering expenses. Eastside has granted the underwriters a 45-day option to purchase up to an additional 180,000 shares of Common Stock and/or 180,000 Warrants to cover over-allotments, if any. The offering is expected to close on August 15, 2017, subject to customary closing conditions. Shares of our common stock and the Warrants will begin trading on August 10, 2017 under the symbols “ESDI” and “ESDIW,” respectively, on the Nasdaq Capital Market.

Roth Capital Partners and Aegis Capital Corp. are acting as the joint book-running managers for the offering.

A registration statement on Form S-1 relating to these securities has been filed with the Securities and Exchange Commission and became effective on August 9, 2017.

The offering will be made only by means of a prospectus. A copy of the prospectus relating to the offering may be obtained, when available, by contacting Roth Capital Partners, LLC by mail at 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, Attn: Syndicate Department, by telephone at (800) 678-9147, or by email at rothecm@roth.com; or Aegis Capital Corp. at 810 Seventh Avenue, 18th Floor, New York, New York 10019, by telephone at (212) 813-1010, or by email at prospectus@aegiscap.com. Investors may also obtain these documents at no cost by visiting the SEC’s website at http://www.sec.gov. Before you invest, you should read the prospectus and other documents the Company has filed or will file with the Securities and Exchange Commission for more complete information about the Company and the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Eastside Distilling

Eastside Distilling, Inc. (NASDAQ: ESDI) is located in Southeast Portland’s Distillery Row, and has been producing high-quality, master crafted spirits since 2008. Makers of award winning spirits, the Company is unique in the marketplace and distinguished by its highly decorated product lineup that includes Barrel Hitch American Whiskies, Burnside Bourbon, Below Deck Rums, Portland Potato Vodka, and a distinctive line of infused whiskeys. All Eastside spirits are master crafted from natural ingredients for unparalleled quality and taste. The Company is publicly traded under the symbol NASDAQ: ESDI. For more information, visit: www.eastsidedistilling.com, or follow the Company on Twitter and Facebook.

Important Cautions Regarding Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements. Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions; general competitive factors; acceptance of the Company’s products in the market; the Company’s success in obtaining new customers; the Company’s success in product development; the Company’s ability to execute its business model and strategic plans; the Company’s success in integrating acquired entities and assets, and all the risks and related information described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the financial statements and related information contained in the Company’s Annual Report on Form 10-K and interim Quarterly Reports on Form 10-Q. Examples of forward-looking statements in this release may include statements related to our strategic focus, product verticals, anticipated revenue, and profitability. The Company assumes no obligation to update the cautionary information in this release.

Company Contact:

Eastside Distilling

inquiries@eastsidedistilling.com

Investors:

Robert Blum, Joe Diaz, or Joe Dorame

Lytham Partners, LLC

(602) 889-9700

esdi@lythampartners.com